Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports Record
Quarterly Distributable Cash Flow and Increases 2010 Guidance

DENVER—May 10, 2010—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) today reported record quarterly cash available for distribution to common unitholders, or distributable cash flow (DCF), of $64.3 million for the three months ended March 31, 2010, compared to $48.9 million for the three months ended March 31, 2009.  First quarter 2010 distributable cash flow represents 141 percent coverage of the first quarter distribution of $0.64 per unit, which will be paid to unitholders on May 14, 2010.  A reconciliation of DCF to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA of $88.5 million for the three months ended March 31, 2010, compared to $80.7 million for the three months ended March 31, 2009.  MarkWest believes the presentation of Adjusted EBITDA provides useful information because it is commonly used by investors in master limited partnerships to assess financial performance and operating results of ongoing business operations.  A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported income before provision for income tax of $30.4 million for the three months ended March 31, 2010 compared to a loss of $(39.0) million for the same period in 2009.  Income (loss) before provision for income tax includes non-cash costs associated with the change in mark-to-market of derivative instruments of $(0.4) million and $(65.7) million for the three months ended March 31, 2010 and 2009, respectively.  Excluding non-cash costs associated with the mark-to-market of derivative instruments, income before provision for income tax for the three months ended March 31, 2010 and 2009, would have been $30.8 million and $26.7 million, respectively.

“We are off to a great start in 2010 with record distributable cash flow, nearly $400 million of available liquidity, and continued strong execution of our growth projects in the Marcellus, Haynesville, Woodford, and Granite Wash resource plays,” stated Frank Semple, Chairman, President and Chief Executive Officer of MarkWest.  “The incremental volumes and operating income generated from these projects, coupled with the ongoing expansion of our hedging program, will drive future growth of distributable cash flow, distributions, and long-term value for our unitholders.”

FIRST QUARTER 2010 HIGHLIGHTS

Capital Markets

•                  Moody’s Investors Service and Standard & Poor’s Ratings Services upgraded the Partnership’s credit ratings to Ba3 and BB-, respectively.  The primary drivers behind the ratings upgrades include the Partnership’s successful track record in executing its growth strategy, improved liquidity and strengthened balance sheet, increased fee-based operating margin, and the Partnership’s commitment to issuing equity.

•                  On April 6, 2010, the Partnership completed a public equity offering of approximately 4.9 million common units.  The net proceeds from the offering of approximately $142.0 million will be used to fund a portion of the Partnership’s 2010 growth capital program and to repay borrowings under its revolving credit facility.

Business Development

•                  Liberty — on April 15, 2010, MarkWest Liberty announced the expansion of its Majorsville processing complex in northern West Virginia.  The expansion is expected to be operational in the third quarter of 2011 and will increase the cryogenic processing capacity at the Majorsville complex to approximately 270 million cubic feet per day (MMcf/d). The natural gas liquids (NGLs) produced at Majorsville will be connected via pipeline to MarkWest Liberty’s Houston, Pennsylvania NGL fractionation, storage, and marketing complex.  When combined with the processing facilities currently operating or under construction at the Houston complex, MarkWest Liberty’s total processing capacity in the Marcellus will be approximately 625 MMcf/d by the end of 2011.  MarkWest Liberty also announced the expanded design capacity of its fractionation facility at the Houston complex to 60,000 barrels per day.

Financial Results

Balance Sheet

•                  At March 31, 2010, the Partnership’s available liquidity was $393.8 million comprised of $48.7 million of cash and cash equivalents in wholly owned subsidiaries and $345.1 million available for borrowing under its $435.6 million revolving credit facility.

Operating Results

•                  Segment operating income for the three months ended March 31, 2010, was $128.5 million compared to segment operating income of $49.6 million in the same period in 2009. This increase is primarily attributable to significantly higher commodity prices compared to the prior year quarter, an increase in NGL sales, and a larger contribution from the Liberty segment.

•                  Segment operating income does not include realized gain (loss) on commodity derivative instruments.  Realized losses on commodity derivative instruments were $(18.6) million in the first quarter of 2010 compared to realized gains on commodity derivative instruments of $44.9 million in the first quarter of 2009.

Growth Capital Expenditures

•                  For the three months ended March 31, 2010, growth capital expenditures were $94.5 million.  Growth capital expenditures for the three months ended March 31, 2010, were funded, in part, through net proceeds of approximately $40 million related to capital contributions from the Partnership’s joint venture partners.

2010 DCF AND GROWTH CAPITAL FORECAST

For 2010, the Partnership increased its DCF forecast to a range of $200 million to $230 million based on forecasted operational volumes, derivative instruments currently outstanding, three-year historical price correlation between crude oil and NGLs for the remainder of 2010, and a reasonable range of price estimates for crude oil and natural gas.  The midpoint of this range of forecasted DCF provides for approximately 118 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.  A sensitivity analysis for forecasted 2010 DCF is provided within the tables of this press release.

Forecasted growth capital expenditures for 2010 are unchanged in a range of $300 million to $350 million and maintenance capital for 2010 is currently forecasted in a range of $10 million to $15 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Tuesday, May 11, 2010, at 4:00 p.m. Eastern Time to review its first quarter 2010 financial results.  Interested parties can participate in the call by dialing (888) 469-1569, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  To access the webcast, please visit the Investor Relations section of the Partnership’s website at www.markwest.com.  A replay of the conference call will be available on the MarkWest website or by dialing (888) 562-7623 (no passcode required).

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

MarkWest Energy Partners, L.P.

Financial Statistics

(unaudited, in thousands, except per unit data)

	Three months ended March 31,
	2010	2009
Statement of Operations Data
Revenue:
Revenue	$315,615	$183,367
Derivative (loss) gain	(7,236)	8,304
Total revenue	308,379	191,671

Operating expenses:
Purchased product costs	144,296	102,314
Derivative loss related to purchased product costs	13,389	29,513
Facility expenses	37,905	31,444
Derivative gain related to facility expenses	(806)	(371)
Selling, general and administrative expenses	21,508	15,927
Depreciation	28,187	20,943
Amortization of intangible assets	10,193	10,233
(Gain) loss on disposal of property, plant and equipment	(9)	729
Accretion of asset retirement obligations	143	47
Total operating expenses	254,806	210,779

Income (loss) from operations	53,573	(19,108)

Other income (expense):
Loss from unconsolidated affiliates	(68)	(105)
Interest income	386	41
Interest expense	(23,782)	(17,782)
Amortization of deferred financing costs and discount (a component of interest expense)	(2,612)	(1,391)
Derivative gain related to interest expense	1,871	—
Miscellaneous income (expense), net	1,062	(662)
Income (loss) before provision for income tax	30,430	(39,007)

Provision for income tax expense (benefit):
Current	5,798	6,253
Deferred	(1,372)	(15,591)
Total provision for income tax	4,426	(9,338)

Net income (loss)	26,004	(29,669)

Net (income) loss attributable to non-controlling interest	(4,494)	20

Net income (loss) attributable to the Partnership	$21,510	$(29,649)

Net income (loss) attributable to the Partnership’s common unitholders per common unit:
Basic	$0.32	$(0.53)
Diluted	$0.32	$(0.53)

Weighted average number of outstanding common units:
Basic	66,453	56,806
Diluted	66,453	56,806

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$114,360	$91,820
Investing activities	$(95,030)	$(175,051)
Financing activities	$(11,907)	$111,911

Other Financial Data
Distributable cash flow	$64,343	$48,915
Adjusted EBITDA	$88,462	$80,703

	March 31, 2010	December 31, 2009
Balance Sheet Data
Working capital	$(18,227)	$13,536
Total assets	3,061,130	3,014,737
Total debt	1,165,306	1,170,072
Total equity	1,407,200	1,379,393

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended March 31,
	2010	2009
Southwest
East Texas
Gathering systems throughput (Mcf/d)	429,000	450,900
NGL product sales (gallons)	64,195,800	48,370,000

Oklahoma
Foss Lake gathering system throughput (Mcf/d)	76,000	92,600
Stiles Ranch gathering system throughput (Mcf/d)	115,800	93,300
Grimes gathering system throughput (Mcf/d)	7,900	10,800
Arapaho NGL product sales (gallons)	29,443,300	27,432,700
Southeast Oklahoma gathering systems throughput (Mcf/d)	496,600	418,600
Arkoma Connector Pipeline throughput (Mcf/d) (1)	357,800	N/A

Other Southwest
Appleby gathering system throughput (Mcf/d)	34,600	57,500
Other gathering systems throughput (Mcf/d) (2)	9,000	10,700

Northeast
Appalachia (3)
Natural gas processed (Mcf/d)	193,000	198,700

Keep-whole sales (gallons)	45,772,400	50,977,900
Percent-of-proceeds sales (gallons)	27,005,000	19,363,000
Total NGL product sales (gallons) (4)	72,777,400	70,340,900

Michigan
Crude oil transported for a fee (Bbl/d)	12,900	12,800

Liberty
Gathering systems throughput (Mcf/d)	100,900	33,600
NGL product sales (gallons)	21,530,200	1,383,200

Gulf Coast
Javelina
Refinery off-gas processed (Mcf/d)	113,300	104,200
Liquids fractionated (Bbl/d)	22,500	20,000

(1)	We began commercial operation of the Arkoma Connector Pipeline in July 2009.
(2)	Excludes lateral pipelines where revenue is not based on throughput.
(3)	Includes throughput from the Kenova, Cobb, and Boldman processing plants.
(4)

Represents sales at the Siloam fractionator. The total sales exclude 10,657,200 gallons and 1,383,200 gallons sold by the Northeast on behalf of Liberty for the three months ended March 31, 2010 and 2009, respectively.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

Three months ended March 31, 2010:	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$164,964	$111,848	$19,010	$19,793	$315,615

Operating expenses:
Purchased product costs	74,625	67,087	2,584	—	144,296
Facility expenses	20,489	4,225	7,313	5,695	37,722
Total operating expenses before items not allocated to segments	95,114	71,312	9,897	5,695	182,018

Portion of operating income attributable to non-controlling interests	1,500	—	3,637	—	5,137
Operating income before items not allocated to segments	$68,350	$40,536	$5,476	$14,098	$128,460

Three months ended March 31, 2009:	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$104,606	$61,592	$6,656	$10,513	$183,367

Operating expenses:
Purchased product costs	50,534	50,954	826	—	102,314
Facility expenses	18,125	5,165	2,539	5,271	31,100
Total operating expenses before items not allocated to segments	68,659	56,119	3,365	5,271	133,414

Portion of operating income attributable to non-controlling interests	28	—	280	—	308
Operating income before items not allocated to segments	$35,919	$5,473	$3,011	$5,242	$49,645

	Three months ended March 31,
	2010	2009

Operating income before items not allocated to segments	$128,460	$49,645
Portion of operating income attributable to non-controlling interests	5,137	308
Derivative loss not allocated to segments	(19,819)	(20,838)
Compensation expense included in facility expenses not allocated to segments	(722)	(344)
Facility expenses adjustment	539	—
Selling, general and administrative expenses	(21,508)	(15,927)
Depreciation	(28,187)	(20,943)
Amortization of intangible assets	(10,193)	(10,233)
Gain (loss) on disposal of property, plant and equipment	9	(729)
Accretion of asset retirement obligations	(143)	(47)
Income (loss) from operations	53,573	(19,108)
Other income (expense):
Loss from unconsolidated affiliates	(68)	(105)
Interest income	386	41
Interest expense	(23,782)	(17,782)
Amortization of deferred financing costs and discount (a component of interest expense)	(2,612)	(1,391)
Derivative gain related to interest expense	1,871	—
Miscellaneous income (expense), net	1,062	(662)
Income (loss) before provision for income tax	$30,430	$(39,007)

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Distributable Cash Flow

(unaudited, in thousands)

	Three months ended March 31,
	2010	2009

Net income (loss)	$26,004	$(29,669)
Depreciation, amortization, impairment, and other non-cash operating expenses	38,592	32,030
Amortization of deferred financing costs	2,612	1,391
Non-cash loss from unconsolidated affiliates	68	105
Contributions to unconsolidated affiliates	—	(4,984)
Non-cash compensation expense	3,896	1,874
Non-cash derivative activity	394	65,702
Provision for income tax - deferred	(1,372)	(15,591)
Cash adjustment for non-controlling interest of consolidated subsidiaries	(4,601)	(205)
Other	(414)	261
Maintenance capital expenditures	(836)	(1,999)
Distributable cash flow	$64,343	$48,915

Maintenance capital expenditures	$836	$1,999
Growth capital expenditures and equity investments	94,486	171,927
Total capital expenditures and equity investments	$95,322	$173,926

Distributable cash flow	$64,343	$48,915
Maintenance capital expenditures	836	1,999
Changes in receivables and other assets	9,313	39,712
Changes in accounts payable, accrued liabilities and other long-term liabilities	30,589	(6,291)
Derivative instrument premium payments, net of amortization	564	1,216
Contributions to unconsolidated affiliates	—	4,984
Cash adjustment for non-controlling interest of consolidated subsidiaries	4,601	—
Other	4,114	1,285
Net cash provided by operating activities	$114,360	$91,820

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited, in thousands)

	Three months ended March 31,
	2010	2009

Net income (loss)	$26,004	$(29,669)
Non-cash compensation expense	3,896	1,874
Non-cash derivative activity	1,196	65,702
Interest expense (1)	24,206	19,173
Depreciation, amortization, impairment, and other non-cash operating expenses	38,592	32,030
Provision for income tax	4,426	(9,338)
Adjustment for cash flow from unconsolidated affiliates	68	1,083
Adjustment related to non-wholly owned subsidiaries	(9,868)	(152)
Other	(58)	—
Adjusted EBITDA	$88,462	$80,703

(1) includes derivative activity related to interest expense and reclassification of interest expense related to the Steam Methane Reformer.

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

MarkWest periodically estimates the effect on DCF resulting from its hedge program, changes in crude oil and natural gas prices, and the correlation of natural gas liquids (NGL) prices to crude oil.  The table below reflects MarkWest’s estimate of the range of DCF for 2010 at the noted crude oil prices.  The analysis assumes various combinations of crude oil prices and the ratio of crude oil to gas based on three NGL correlation scenarios, including:

a.               The historical average NGL correlation to crude over the past three years.

b.              One standard deviation above the historical average NGL correlation to crude over the past three years.

c.               One standard deviation below the historical average NGL correlation to crude over the past three years.

The analysis further assumes derivative instruments outstanding as of May 3, 2010, and production volumes estimated through December 31, 2010.

The range of stated hypothetical changes in commodity prices considers current and historic market performance.  During the past 10 years, the annual average NGL correlation has ranged between one standard deviation below the historical average and one standard deviation above the historical average.

Estimated Range of 2010 DCF

		Crude Oil to Gas Ratio
Crude Oil Price	NGL Correlation	22:1	20:1	18:1	16:1	14:1
	One standard deviation above historical average	$301	$299	$298	$296	$293
$100	Historical average	$262	$260	$259	$257	$254
	One standard deviation below historical average	$222	$221	$219	$217	$214
	One standard deviation above historical average	$284	$283	$281	$279	$277
$90	Historical average	$248	$247	$246	$244	$241
	One standard deviation below historical average	$213	$211	$210	$208	$205
	One standard deviation above historical average	$267	$265	$264	$262	$260
$80	Historical average	$235	$234	$232	$231	$228
	One standard deviation below historical average	$203	$202	$201	$199	$197
	One standard deviation above historical average	$251	$250	$249	$247	$245
$70	Historical average	$223	$222	$221	$220	$218
	One standard deviation below historical average	$196	$195	$193	$192	$190
	One standard deviation above historical average	$236	$235	$234	$232	$231
$60	Historical average	$212	$211	$210	$209	$207
	One standard deviation below historical average	$188	$187	$186	$185	$183

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions MarkWest management may take to mitigate exposure to changes.  Nor does the table consider the effects that such hypothetical adverse changes may have on overall economic activity.  Historical prices and correlations do not guarantee future results.

Although MarkWest believes the expectations reflected in this analysis are reasonable, MarkWest can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved.  Actual changes in market prices, and the correlation between crude oil and NGL prices, may differ from the assumptions utilized in the analysis.  Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered, or implied in this analysis.  All results, performance, distributions, volumes, events, or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis.  Readers are urged to carefully review and consider the cautionary statements and disclosures made in MarkWest’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”